                                                                     Exhibit 4.3











                               ROADWAY CORPORATION
                              EQUITY OWNERSHIP PLAN

                                TABLE OF CONTENTS


                                                                                                               PAGE

ARTICLE I             DEFINITIONS................................................................................4

         1.1      Definitions....................................................................................4

ARTICLE II            GENERAL TERMS..............................................................................9

         2.1      Purpose of the Plan............................................................................9

         2.2      Stock Subject to the Plan......................................................................9

         2.3      Administration of the Plan....................................................................10

         2.4      Eligibility and Limits........................................................................10

ARTICLE III           TERMS OF AWARDS...........................................................................10

         3.1      Terms and Conditions of All Awards............................................................10

         3.2      Terms and Conditions of Options...............................................................11

         3.3      Terms and Conditions of Stock Appreciation Rights.............................................14

         3.4      Terms and Conditions of Restricted Stock......................................................14

         3.5      Terms and Conditions of Deferred Stock........................................................15

         3.6      Terms and Conditions of Performance Unit Awards...............................................16

         3.7      Terms and Conditions of Phantom Stock.........................................................16

         3.8      Certain Terminations of Employment, Hardship and Approved Leaves of Absence...................17

         3.9      Fractional Shares.............................................................................17

         3.10     Terms and Conditions of Dividend Equivalent Rights............................................17

         3.11     Participation by Employees of a Less-Than-80% Subsidiary......................................17

ARTICLE IV            RESTRICTIONS ON STOCK.....................................................................18

         4.1      Escrow of Shares..............................................................................18

         4.2      Forfeiture of Shares..........................................................................18

ARTICLE V             GENERAL PROVISIONS........................................................................18

         5.1      Withholding...................................................................................18

         5.2      Changes in Capitalization; Merger; Liquidation................................................19

         5.3      Foreign Employees.............................................................................20

         5.4      Compliance with Code..........................................................................20

         5.5      Right to Terminate Employment.................................................................20

         5.6      Restrictions on Delivery and Sale of Shares; Legends..........................................20

         5.7      Right of First Refusal........................................................................20

         5.8      Reinvestment of Dividends.....................................................................21

                                TABLE OF CONTENTS
                                   (continued)

                                                                                                             PAGE

         5.9      Beneficiary Designation.......................................................................21

         5.10     Proceeds and Expenses.........................................................................21

         5.11     Severability..................................................................................21

         5.12     Exclusion from Certain Restrictions...........................................................21

         5.13     Non-alienation of Benefits....................................................................21

         5.14     Amendments and Other Matters..................................................................21

         5.15     Stockholder Approval..........................................................................22

         5.16     Choice of Law.................................................................................22

         5.17     Effective Date of Plan........................................................................22

                               ROADWAY CORPORATION
                              EQUITY OWNERSHIP PLAN


Roadway Corporation hereby establishes this Plan to be called the Roadway Corporation Equity Ownership Plan to encourage certain employees of the Company and its Subsidiaries to acquire common stock of the Company, to make monetary payments to certain employees based upon the value of the common stock, or based upon achieving certain goals on a basis mutually advantageous to such employees and the Company and thus provide an incentive for continuation of the efforts of the employees for the success of the Company and its Subsidiaries, for continuity of employment and to further the interests of shareholders. This Plan is an amendment and restatement of the Roadway Express, Inc. Equity Ownership Plan. The purpose of this amendment and restatement of the Plan is to reflect the formation of Roadway Corporation and the exchange of common shares of Roadway Express, Inc. for common shares of Roadway Corporation pursuant to the Agreement and Plan of Merger by and among Roadway Express, Inc., Roadway Merger Corp. and Roadway Corporation dated May 29, 2001.

                                   ARTICLE I

                                   DEFINITIONS

     1.1 DEFINITIONS. Whenever used herein, the masculine pronoun shall be deemed to include the feminine, the singular to include the plural, unless the context clearly indicates otherwise, and the following capitalized words and phrases are used herein with the meaning thereafter ascribed:

         (a) "AWARD" means any Option, Stock Appreciation Right, Restricted Stock, Deferred Stock, Performance Unit or Phantom Stock granted under the Plan. Any Award made prior to May 30, 2001 shall be governed by the terms of the Plan in effect on the date such Award is made.

         (b) "AWARD AGREEMENT" means an agreement between the Company and a Participant or other documentation evidencing an Award.

         (c) "BENEFICIARY" means the person or persons designated by a Participant to exercise an Award in the event of the Participant's death while employed by the Company, or in the absence of such designation, the executor or administrator of the Participant's estate.

         (d) "BOARD" means the Board of Directors of the Company.

         (e) "CAUSE" means, in connection with an involuntary termination by the Company or a Subsidiary of a Participant's employment, conduct in violation of the Company's or a Subsidiary's Code of Conduct or other act determined to be detrimental to the Company's or a Subsidiary's best interests.

         (f) "CHANGE IN CONTROL" of the Company means any of the following:

                  (1) a filing pursuant to any federal or state law in connection with any tender offer for shares of the Company (other than a tender offer by the Company);

                  (2) the merger, consolidation or reorganization of the Company into or with another corporation or other legal person, if as a result of such merger, consolidation or reorganization less than 50% of the combined voting power of the then-outstanding securities of such corporation or person immediately after such transaction are held in the aggregate by the holders of Voting Stock (as that term is hereafter defined) of the Company immediately prior to such transaction by reason of their ownership of Voting Stock of the Company;

                  (3) the sale or transfer by the Company of all or substantially all of its assets to another company or other legal person, if as a result of such sale or transfer less than 50% of the combined voting power of the then-outstanding securities of such company immediately after such sale or transfer is held in the aggregate by the holders of Voting Stock of the Company immediately prior to such sale or transfer by reason of their ownership of Voting Stock of the Company;

                  (4) the adoption of any resolution of reorganization or dissolution of the Company by its shareholders;

                  (5) the filing of a report on Schedule 13D or Schedule 14D-1 (or any successor schedule, form or report), each as promulgated pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), disclosing that any person (as the term "person" is used in Section 13(d)(3) or Section 14(d)(2) of the Exchange Act) has become the beneficial owner (as the term "beneficial owner" is defined under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act) of securities representing 50% or more of the combined voting power of the then-outstanding securities entitled to vote generally in the election of directors of the Company ("Voting Stock");

                  (6) the filing of a report or proxy statement by the Company with the Securities and Exchange Commission pursuant to the Exchange Act disclosing in response to Form 8-K or Schedule 14A (or any successor schedule, form or report or item therein) that a change in control of the Company has occurred or will occur in the future pursuant to any then-existing contract or transaction;

                  (7) if during any period of two consecutive years, individuals who at the beginning of such period constituted the directors of the Company cease for any reason to constitute a majority thereof (unless the election, or the nomination for election by the Company's shareholders, of each director of the Company first elected during such period was approved by a vote of at least two-thirds of the directors then still in office who were directors of the Company at the beginning of any such period; or

                  (8) the occurrence of any other event or series of events, which event or series of events, in the opinion of the Board, will, or is likely to, if carried out, result in a change in control of the Company;

         provided, however, a "Change in Control" will not be deemed to have occurred, either (i) solely because (A) the Company, (B) a subsidiary of the Company, or (C) any Company-sponsored employee stock ownership plan or any other employee benefit plan of the Company, either files or becomes obligated to file a report or a proxy statement under or in response to Schedule 13D, Schedule 14D-1, Form 8-K or Schedule 14A (or any successor schedule, form or report or item therein) under the Exchange Act, disclosing beneficial ownership by it of shares of Voting Stock, whether in excess of 50% or otherwise, or because the Company reports that a change in control of the Company has or may have occurred or will or may occur in the future by reason of such beneficial ownership, or (ii) solely because of a change in control of any subsidiary by which a Participant is employed. Notwithstanding the foregoing provisions of Paragraphs (1)-(5) of this Subsection, if, prior to any event described in Paragraphs (1) - (5) of this Subsection instituted by any person not an officer or director of the Company, or prior to any disclosed proposal instituted by any person not an officer or director of the Company which could lead to any such event, management proposes any restructuring of the Company which ultimately leads to an event described in Paragraphs (1) - (5) of this Subsection pursuant to such management proposal, then a "Change in Control" will not be deemed to have occurred for purposes of the Plan. If any "Change in Control" is abandoned, the Board, may, by notice to the Participants, nullify the effect thereof.

         (g) "CODE" means the Internal Revenue Code of 1986, as amended.

         (h) "COMMITTEE" means the Compensation Committee of the Board.

         (i) "COMPANY" means Roadway, Inc., a Delaware corporation.

         (j) "DEFERRAL PERIOD" means the period of time during which shares of Deferred Stock are subject to deferral limitations under Section 3.5.

         (k) "DEFERRED STOCK" means an award pursuant to Section 3.5 of the right to receives shares of Stock at the end of a specified Deferral Period.

         (l) "DISABILITY" means a condition which entitles a Participant to benefits under the long-term disability plan maintained by the Company or a Subsidiary and applicable to him.

         (m) "DISPOSITION" means any conveyance, sale, transfer, assignment, pledge or hypothecation, whether outright or as security, inter vivos or testamentary, with or without consideration, voluntary or involuntary.

         (n) "DIVIDEND EQUIVALENT RIGHTS" means certain rights to receive payments as described in Section 3.10.

         (o) "FAIR MARKET VALUE" means, with respect to a share of Stock, the last transaction price per share as quoted by the National Market System of the National Association of Securities Dealers Automated Quotation System ("NASDAQ"), for a day specified herein for which such fair market value is to be calculated or if there was no transaction price of such shares so quoted for such day, on the most recent preceding day on which there was such a so quoted transaction price.

         (p) "INCENTIVE STOCK OPTION" means an incentive stock option, as defined in Code Section 422, described in Section 3.2.

         (q) "LESS-THAN-80% SUBSIDIARY" means a Subsidiary with respect to which the Company directly or indirectly owns or controls less than 80% of the total combined voting or other decision-making power.

         (r) "NON-QUALIFIED STOCK OPTION" means a stock option, other than an Incentive Stock Option, described in Section 3.2

         (s) "OPTION" means a Non-Qualified Stock Option or an Incentive Stock Option.

         (t) "OVER 10% OWNER" means an individual who at the time an Incentive Stock Option is granted owns Stock possessing more than 10% of the total combined voting power of the Company or one of its Parents or Subsidiaries, determined by applying the attribution rules of Code Section 424(d).

         (u) "PARENT" means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if, with respect to Incentive Stock Options, at the time of granting of such Option, each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

         (v) "PARTICIPANT" means an individual who is selected by the Committee to receive an Award hereunder.

         (w) "PERFORMANCE GOALS" means a performance objective or objectives established pursuant to the Plan for Participants who have received grants of Performance Units or, when so determined by the Committee, Options, Stock Appreciation Rights, Restricted Stock, Deferred Stock, Phantom Stock and dividend credits. Performance Goals may be described in terms of Company-wide objectives or objectives that are related to the performance of the individual Participant or of the Subsidiary, division, department or function within the Company or a Subsidiary in which the Participant is employed. The Performance Goals applicable to any Award to a Participant who is, or is determined by the Committee to be likely to become, a "covered employee" within the meaning of Code Section 162(m) shall be limited to specified levels of or growth in:

         (1)      cash flow;
         (2)      costs;
         (3)      earnings per share;
         (4)      market share;

         (5)      net income;
         (6)      product quality;
         (7)      productivity improvement;
         (8)      return on assets;
         (9)      return on equity;
         (10)     return on invested capital;
         (11)     sales growth;
         (12)     shareholder return;
         (13)     stock price;
         (14)     value added;

and any combination thereof.

Except in the case of such a covered employee, if the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which it conducts its business, or other events or circumstances render the Performance Goals unsuitable, the Committee may modify such Performance Goals or the related minimum acceptable level of achievement, in whole or in part, as the Committee deems appropriate and equitable.

         (x) "PERFORMANCE UNITS" refers to a grant of performance units described in Section 3.6.

         (y) "PHANTOM STOCK" refers to the rights described in Section 3.7.

         (z) "PLAN" means the Roadway Corporation Equity Ownership Plan.

         (aa) "RELOAD OPTIONS" means additional Options granted automatically to a Participant upon the exercise of Options pursuant to Section 3.2(f).

         (bb) "RESTRICTED STOCK" means Stock awarded pursuant to Section 3.4 as to which neither the substantial risk of forfeiture nor the restrictions on the transfer referred to in Section 3.4 has expired.

         (cc) "RETIREMENT" means a Participant's voluntary termination of employment with the Company or a Subsidiary after attaining age 55.

         (dd) "RULE 16B-3" means Rule 16b-3 of the Securities and Exchange Commission (or any successor rule to the same effect), as in effect from time to time.

         (ee) "STOCK" means the Company's common stock, $0.01 par value, and any security into which Stock may be converted by reason of any transaction or event of the type referred to in Section 5.2. Prior to May 30, 2001, Stock means the common stock of Roadway Express, Inc., without par value, or any security into which such Stock was converted by reason of any transaction or event of the type referred to in Section 5.2 of the Plan then in effect.

         (ff) "STOCK APPRECIATION RIGHT" means a stock appreciation right described in Section 3.3.

         (gg) "SUBSIDIARY" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, with respect to Incentive Stock Options, at the time of the granting of the Option, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

         (hh) "TERMINATION OF EMPLOYMENT" means the termination of the employee-employer relationship between a Participant and the Company, a Subsidiary or an affiliate of the Company or a Subsidiary regardless of the fact that severance or similar payments are made to the Participant, for any reason, including, but not by way of limitation, a termination by resignation, discharge, death, Disability or Retirement. The Committee shall, in its absolute discretion, determine the effect of all matters and questions relating to Termination of Employment, including, but not by way of limitation, the question of whether a leave of absence constitutes a Termination of Employment, or whether a Termination of Employment is for Cause. In the event that a Participant who has been granted a Non-Qualified Stock Option hereunder ceases to be an employee but remains a member of the Board, no Termination of Employment shall be deemed to have occurred until the Participant ceases to be a member of the Board.

         (ii) "VESTED" means that an Award is nonforfeitable and, where appropriate, exercisable, with regard to a designated number of shares of Stock.

                                   ARTICLE II

                                  GENERAL TERMS

     2.1 PURPOSE OF THE PLAN. The Plan is intended to (a) provide incentive to officers and key employees of the Company, the Subsidiaries and their affiliates to stimulate their efforts toward the continued success of the Company and the Subsidiaries and to operate and manage the business in a manner that will provide for the long-term growth and profitability of the Company and the Subsidiaries; (b) encourage stock ownership by officers and key employees by providing them with a means to acquire a proprietary interest in the Company by acquiring shares of Stock or to receive compensation which is based upon appreciation in the value of Stock; and (c) provide a means of attracting, retaining and rewarding key personnel.

     2.2 STOCK SUBJECT TO THE PLAN.

         (a) Subject to adjustment in accordance with Section 5.2, 1,300,000 shares of Stock (the "Maximum Plan Shares") are hereby reserved and subject to issuance under the Plan, which may be Stock of original issuance or Stock held in treasury or a combination thereof. At no time shall the Company have outstanding Awards and shares of Stock issued in respect to Awards in excess of the Maximum Plan Shares; provided, however, that the Maximum Plan Shares (1) may be supplemented by shares of Stock authorized but not granted under the following Company plans: Management Incentive Stock Plan, 2001 Employee Stock Purchase Plan, Nonemployee Directors' Stock Option Plan and Nonemployee Directors' Equity and Deferred Compensation Plan ("stock related plans") and (2) shall be reduced by any Maximum Plan Shares used to grant awards under any other stock related plans in excess of the shares authorized under such other plans. To the extent permitted by law, the shares of Stock attributable to the nonvested, unpaid, unexercised, unconverted or otherwise unsettled portion of any Award that is forfeited, canceled or expires or terminates for any reason without becoming Vested, paid, exercised, converted or otherwise settled in full shall again be available for purposes of the Plan.

         (b) Upon the full or partial payment of any Exercise Price (as defined in Section 3.2(a)) by the transfer to the Company of shares of Stock or upon satisfaction of tax withholding provisions in connection with any such exercise or any other payment made or benefit realized under the Plan by the transfer or relinquishment of shares of Stock, there shall be deemed to have been issued or transferred under the Plan only the net number of shares of Stock actually issued or transferred by the Company.

         (c) Upon payment in cash of the benefit provided by any Award, any shares of Stock that were covered by such Award shall again be available for issuance or transfer hereunder.

         (d) Subject to adjustment as provided in Section 5.2, the maximum number of shares of Stock covered by awards under the Plan granted to any Participant during any period of three consecutive calendar years shall not exceed 500,000 shares of Stock.

         (e) In no event shall any Participant in any period of one calendar year be granted Performance Units having an aggregate maximum value as of the date of grant thereof in excess of $1,000,000.

         (f) The aggregate number of shares of Stock actually issued by the Company upon the exercise of Incentive Stock Options shall not exceed the total number of shares of Stock first specified in Section 2.1(a), subject to adjustment as provided in Section 5.2.

         (g) In the case of Incentive Stock Options, the aggregate Fair Market Value (determined as at the date an Incentive Stock Option is granted) of Stock with respect to which Incentive Stock Options become exercisable for the first time by an individual during any calendar year under all plans of the Company and its Parents and Subsidiaries shall not exceed $100,000; provided further, that if the limitation is exceeded, the Incentive Stock Option(s) which cause the limitation to be exceeded shall be treated as Non-Qualified Stock Option(s).

         (h) In no event shall Awards other than Options and Stock Appreciation Rights exceed 50% of the Maximum Plan Shares, adjusted in accordance with the proviso in the second sentence of Subsection (a) of this Section.

     2.3 ADMINISTRATION OF THE PLAN. (a) The Plan shall be administered by the Committee. The Committee shall be composed of not less than two members of the Board, each of whom shall be a "non-employee director" within the meaning of Rule 16b-3 and an "outside director" within the meaning of Code Section 162(m). A majority of the Committee shall constitute a quorum, and the acts of the members of the Committee who are present at any meeting thereof at which a quorum is present, or acts unanimously approved by the members of the Committee in writing, shall be the acts of the Committee.

         (b) Subject to the provisions of the Plan, the Committee shall have full and conclusive authority to interpret the Plan; to prescribe, amend and rescind rules and regulations relating to the Plan; to determine the terms and provisions of the respective Award Agreements and to make all other determinations necessary or advisable for the proper administration of the Plan. The Committee's determination under the Plan need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, Awards under the Plan (whether or not such persons are similarly situated). The Committee's decisions shall be final and binding on all Participants.

     2.4 ELIGIBILITY AND LIMITS. Participants in the Plan shall be selected by the Committee from among those employees of the Company and the Subsidiaries who, in the opinion of the Committee, are in a position to contribute materially to the Company's and the Subsidiaries continued growth and development and to their long-term financial success.

                                  ARTICLE III

                                 TERMS OF AWARDS

     3.1 TERMS AND CONDITIONS OF ALL AWARDS.

         (a) AWARD. The number of shares of Stock as to which an Award shall be granted shall be determined by the Committee in its sole discretion, subject to the provisions of Section 2.2 as to the total number of shares available for grants under the Plan.

         (b) AWARD AGREEMENT. Each Award shall be evidenced by an Award Agreement in such form as the Committee may determine is appropriate, subject to the provisions of the Plan.

         (c) DATE OF GRANT. The date an Award is granted shall be the date on which the Committee has approved the terms and conditions of the Award Agreement and has determined the recipient of the Award and the number of shares covered by the Award and has taken all such other action necessary to complete the grant of the Award.

         (d) VESTING. The Committee may provide for a vesting schedule in any Award Agreement. Any Award may provide for the earlier exercisability of such rights in the event of Retirement, death or Disability of the Participant. Unless otherwise determined by the Committee at or after grant, no Option shall be exercisable during the 6 months following the date of the granting of the Option.

         (e) CHANGE IN CONTROL. The Committee, in its discretion, may provide at the time of a grant of any Award that the terms of the award, including, but not limited to, the method of determining Fair Market Value, or the date on which an Award vests or becomes exercisable, may be modified in the event of a Change in Control.

         (f) TRANSFERABILITY. Awards shall not be transferable or assignable except by will or by the laws of descent and distribution and shall be exercisable, during the Participant's lifetime, only by the Participant, or in the event of the Disability of the Participant, by the legal representative of the Participant. Notwithstanding the preceding sentence, the Committee may, in its sole discretion, authorize all or a portion of the Stock Options to be granted to a Participant which are not intended to be Incentive Stock Options to be on terms which permit transfer by such Participant to (1) the spouse, children or grandchildren of the Participant ("Immediate

Family Members"), (2) a trust or trusts for the exclusive benefit of such Immediate Family Members, (3) a partnership in which such Immediate Family Members are the only partners, or (4) other persons or entities, provided that
(i) the agreement pursuant to which such Options are transferred must be approved by the Committee, and must expressly provide for transferability in a manner consistent with the preceding sentence, and (ii) subsequent transfers of transferred Options shall be prohibited except those in accordance with the preceding sentence. Following transfer, any such Options shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer. The events of termination of employment of Section 3.2 shall continue to be applied with respect to the Participant, following which the Options shall be exercisable by the transferee only to the extent, and for the period specified in the Award Agreement pursuant to which such Options are granted.

         (g) PERFORMANCE GOALS. Any Award may specify Performance Goals that must be achieved as a condition of the exercise or release of restrictions relating to such Award.

     3.2 TERMS AND CONDITIONS OF OPTIONS. At the time any Option is granted, the Committee shall determine whether the Option is to be an Incentive Stock Option or a Non-Qualified Stock Option, and the Option shall be clearly identified as to its status as an Incentive Stock Option or a Non-Qualified Stock Option. At the time any Incentive Stock Option is exercised, the Company shall be entitled to place a legend on the certificates representing the shares of Stock purchased pursuant to the Option to clearly identify them as shares of Stock purchased upon exercise of an Incentive Stock Option. An Incentive Stock Option may only be granted within ten years from the earlier of the date the Plan is adopted or approved by the Company's stockholders.

         (a) OPTION PRICE. Subject to adjustment in accordance with Section 5.2 and the other provisions of this Section, the exercise price (the "Exercise Price") per share of the Stock purchasable under any Option shall be as set forth in the applicable Award Agreement. With respect to each grant of an Incentive Stock Option to a Participant who is not an Over 10% Owner, the Exercise Price per share shall not be less than the Fair Market Value on the date the Option is granted; provided, however, that in the case of Non-Qualified Options, if granted in lieu of salary or cash bonus, the Exercise Price shall not be less than 85% of the Fair Market Value per share of Stock on the date the Option is granted. With respect to each grant for an Incentive Stock Option to a Participant who is an Over 10% Owner, the Exercise Price shall not be less than 110% of the Fair Market Value on the date the Option is granted. Notwithstanding the foregoing, with respect to a Non-qualified Stock Option, the Committee in its discretion, may determine a price per share of Stock of less than the Fair Market Value of the share of Stock at the time of grant, if such option is granted as substitute for a stock option granted by an entity which has been merged with or acquired by the Company and such substitute grant is made in connection with such merger or acquisition.

         (b) OPTION TERM. Any Option granted shall not be exercisable after the expiration of ten years after the date the Option is granted. Any Incentive Stock Option granted to an Over 10% Owner shall not be exercisable after the expiration of five years after the date the Option is granted. In either case, the Committee may specify a shorter term and state such term in the Award Agreement.

         (c) PAYMENT. Payment for all shares of Stock purchased pursuant to exercise of an Option shall be made in any form or manner authorized by the Committee in the Award Agreement or by amendment thereto, including, but not limited to, cash in the form of currency or certified or cashier's check or other acceptable cash equivalents, by delivery to the Company of a number of shares of Stock (including by attestation) which have been owned by the holder for at least six months prior to the date of exercise having an aggregate Fair Market Value on the date of exercise equal to the Exercise Price or by tendering a combination of cash and Stock. The holder of an Option, as such, shall have none of the rights of a stockholder.

         (d) PAYMENT WITH RESTRICTED STOCK. Any grant may provide that payment of the Exercise Price may also be made in whole or in part in the form of shares of Restricted Stock or other Stock that are subject to risk of forfeiture or restrictions on transfer. Unless otherwise determined by the Committee whenever any Exercise Price is paid in whole or in part by means of any of the forms of consideration specified in this Subsection, the shares of Stock received by the Participant upon the exercise of the Options shall be subject to the same risks of forfeiture or restrictions on transfer as those that applied to the consideration surrendered by the Participant; provided, however, that such risks of forfeiture and restrictions on transfer shall apply only to the same number of shares of Stock received by the Participant as applied to the forfeitable or restricted Stock surrendered by the Participant.

         (e) CASHLESS EXERCISE. Any Award may provide for deferred payment of the Exercise Price from the proceeds of sale through a bank or broker on the date of exercise of some or all of the shares of Stock to which the exercise relates.

         (f) RELOAD OPTIONS. Any grant may provide for the automatic grant to the Participant of Reload Options upon the exercise of Options, including Reload Options, for shares of Stock or any other noncash consideration authorized under Subsections (d) and (e) of this Section.

         (g) SUCCESSIVE GRANTS. Successive grants may be made to the same Participant regardless of whether any Options previously granted to such Participant remain unexercised.

         (h) CASH OUT. Upon receipt of written notice to exercise, the Committee may elect to cash out all or part of the portion of the Options to be exercised by paying the Participant an amount, in cash or Stock, equal to the excess of the Fair Market Value of the Stock over the Exercise Price (the "Spread Value") on the effective date of such cash-out. In addition, the Committee may, at or after the date of grant (with the consent of the Participant if after the date of grant), require that all or part of the shares of Stock to be issued with respect to the Spread Value of an exercised Option take the form of Restricted Stock, which shall be valued on the date of exercise on the basis of the Fair Market Value of such Restricted Stock determined without regard to the forfeiture restriction involved.

         (i) CONDITIONS TO THE EXERCISE. Each Option granted under the Plan shall be exercisable by whom, at such time or times, or upon the occurrence of such event or events, and in such amounts, as the Committee shall specify in the Award Agreement; provided, however, that subsequent to the grant of an Option, the Committee, at any time before complete termination of such Option, may accelerate the time or times at which such Option may be exercised in whole or in part, including, without limitation, upon a Change in Control and may permit the Participant or any other designated person to exercise the Option, or any portion thereof, for all or part of the remaining Option term notwithstanding any provision of the Stock Agreement to the contrary.

         (j) TERMINATION OF INCENTIVE STOCK OPTION. With respect to an Incentive Stock Option, in the event of Termination of Employment of a Participant, the Option or portion thereof held by the Participant which is unexercised shall expire, terminate, and become unexercisable no later than the expiration of three months after the date of Termination of Employment; provided, however, that in the case of a Participant whose Termination of Employment is due to death or Disability, one year shall be substituted for such three month period. For purposes of this Subsection, Termination of Employment of the Participant shall not be deemed to have occurred if the Participant is employed by another corporation (or a parent or subsidiary corporation of such other corporation) which has assumed the Incentive Stock Option of the Participant in a transaction to which Code Section 424(a) is applicable.

         (k) SPECIAL PROVISIONS FOR CERTAIN SUBSTITUTE OPTIONS. Notwithstanding anything to the contrary in this Section, any Option issued in substitution for an option previously issued by another entity, which substitution occurs in connection with a transaction to which Code Section 424(a) is applicable, may provide for an exercise price computed in accordance with such Code Section and the regulations thereunder and may contain such other terms and conditions as the Committee may prescribe to cause such substitute Option to contain as nearly as possible the same terms and conditions (including the applicable vesting and termination provisions) as those contained in the previously issued option being replaced thereby.

     3.3 TERMS AND CONDITIONS OF STOCK APPRECIATION RIGHTS. A Stock
Appreciation Right may be granted in connection with all or any portion of a previously or contemporaneously granted Award or not in connection with an Award. A Stock Appreciation Right shall entitle the Participant to receive the excess of (1) the Fair Market Value of a specified or determinable number of shares of the Stock at the time of payment or exercise over (2) a specified price which, in the case of a Stock Appreciation Right granted in connection with an Option, shall be not less than the Exercise Price for that number of shares. A Stock Appreciation Right granted in connection with an Award may only be exercised to the extent that the related Award has not been exercised, paid or otherwise settled. The exercise of a Stock Appreciation Right granted in connection with an Award shall result in a pro rata surrender or cancellation of any related Award to the extent the Stock Appreciation Right has been exercised.

         (a) PAYMENT. Upon payment or exercise of a Stock Appreciation Right, the Company shall pay to the Participant the appreciation in cash or shares of Stock (valued at the aggregate Fair Market Value on the date of payment or exercise) or any combination thereof as provided in the Award Agreement or, in the absence of such provision, as the Committee may determine.

         (b) CONDITIONS TO EXERCISE. Each Stock Appreciation Right shall be exercisable or payable at such time or times, or upon the occurrence of such event or events, and in such amounts, as the Committee shall specify in the Award Agreement; provided, however, that subsequent to the grant of a Stock Appreciation Right, the Committee, at any time before complete termination of such Stock Appreciation Right, may accelerate the time or times at which such Stock Appreciation Right may be exercised or paid in whole or in part.

         (c) MAXIMUM AMOUNT. Any Award may specify that the amount payable upon the exercise of a Stock Appreciation Right shall not exceed a maximum specified by the Committee on the date of grant.

     3.4 TERMS AND CONDITIONS OF RESTRICTED STOCK. Awards of Restricted
Stock and restrictions or conditions applicable to such Award, if any, shall be as the Committee determines, and the certificate for such shares shall bear evidence of any restrictions or conditions. Subsequent to the date of the grant of the Award, the Committee shall have the power to permit, in its discretion, an acceleration of the expiration of an applicable restriction period with respect to any part or all of the shares awarded to a Participant. The Committee may require a cash payment from the Participant in an amount no greater than the aggregate Fair Market Value of the shares of Stock awarded determined at the date of grant in exchange for the grant of an Award pursuant to this Section or may grant an Award pursuant to this Section without the requirement of a cash payment.

         (a) RIGHTS ATTRIBUTABLE TO RESTRICTED STOCK. Each Award shall constitute an immediate transfer of the ownership of shares of Stock to the Participant in consideration of the performance of services, entitling such Participant to dividend, voting and other ownership rights, subject to the substantial risk of forfeiture and restrictions on transfer hereinafter referred to.

         (b) TERMS OF AWARD. Each Award shall provide that the shares of Restricted Stock covered thereby shall be subject to a "substantial risk of forfeiture" within the meaning of Code Section 83 for a period to be determined by the Committee on the date of grant; provided, however, that subsequent to the date of grant, the Committee, at any time before the lapse of the "substantial risk of forfeiture," may provide for the earlier termination of such period, including without limitation, in the event of a Change in Control or other similar transaction or event. If the Committee conditions the nonforfeitability of shares of Restricted Stock upon service alone, such vesting may not occur before three years from the date of grant of such shares of Restricted Stock, and if the Committee conditions the nonforfeitability of shares of Restricted Stock upon Performance Goals, such nonforfeitability may not occur before one year from the date of grant of such shares of Restricted Stock.

         (c) TRANSFERABILITY. Each Award shall provide that, during the period for which such substantial risk of forfeiture is to continue, the transferability of the shares of Restricted Stock shall be prohibited or restricted in the manner and to the extent prescribed by the Committee on the date of grant. Such restrictions may include without limitation rights of repurchase or first refusal in the Company or provisions subjecting the shares of Restricted Stock to a continuing substantial risk of forfeiture in the hands of any transferee.

         (d) DIVIDENDS. Any Award may require that any or all dividends or other distributions paid on the shares of Restricted Stock during the period of such restrictions be automatically sequestered. Such distribution may be reinvested on an immediate or deferred basis in additional shares of Stock, which may be subject to the same restrictions as the underlying award or such other restrictions as the Committee may determine.

         (e) CERTIFICATES. Unless otherwise directed by the Committee, all certificates representing shares of Restricted Stock, together with a stock power that shall be endorsed in blank by the Participant with respect to such shares, shall be held in custody by the Company until all restrictions thereon lapse.

     3.5 TERMS AND CONDITIONS OF DEFERRED STOCK. Grants or sales of Deferred Stock may be made and shall be subject to Section 2.2 upon such terms and conditions as the Committee may determine in accordance with the following provisions:

         (a) Each grant or sale shall constitute the agreement by the Company to issue or transfer shares of Stock to the Participant in the future in consideration of the performance of services, subject to the fulfillment during the Deferral Period of such conditions as the Committee may specify.

         (b) Each grant or sale may be made without additional consideration from the Participant or in consideration of a payment by the Participant that is less than the Market Value per Share on the date of grant.

         (c) Each grant or sale shall provide that the shares of Deferred Stock covered thereby shall be subject to a Deferral Period, which shall be fixed by the Committee on the date of grant, and any grant or sale may provide for the earlier termination of such period in the event of Retirement, death or Disability of the Participant or a Change in Control or other similar transaction or event. If the Committee conditions the nonforfeitability of shares of Deferred Stock upon service alone, such nonforfeitability may not occur before three years from the date of grant of such shares of Deferred Stock, and if the Committee conditions the Vesting of shares of Deferred Stock upon Performance Goals, such nonforfeitability may not occur before one year from the date of grant of such shares of Deferred Stock.

         (d) During the Deferral Period, the Participant shall not have any right to transfer any rights under the subject award, shall not have any rights of ownership in the shares of Deferred Stock and shall not have any right to vote such shares.

     3.6 TERMS AND CONDITIONS OF PERFORMANCE UNIT AWARDS. An Award of Performance Units shall entitle the Participant to receive, at a specified future date, payment of an amount equal to all or a portion of the value of a specified number of units (stated in terms of a designated dollar amount per unit) granted by the Committee. At the time of the grant, the Committee shall determine the base value of each unit, the number of units subject to an Award of Performance Units, the Performance Goals applicable to the determination of the ultimate payment value of the Performance Units and the period over which Company performance shall be measured which shall not be less than one year. The Committee may provide for an alternate base value for each unit under certain specified conditions.

         (a) PAYMENT. Payment in respect of Performance Units may be made by the Company in cash or shares of Stock (valued at Fair Market Value on the date of payment) or any combination thereof as provided in the Award Agreement or, in the absence of such provision, as the Committee may determine.

         (b) CONDITIONS TO PAYMENT. Each Award of Performance Units shall specify the Performance Goals that are to be achieved and each grant shall specify in respect of the specified Performance Goals a minimum acceptable level of achievement below which no payment will be made and shall set forth a formula for determining the amount of any payment to be made if performance is at or above the minimum acceptable level but falls short of full achievement of the specified Performance Goals.

         (c) PERFORMANCE PERIOD. The period over which performance is measured with respect to an Award of Performance Units may be subject to earlier termination in the event of Retirement, death or Disability of the Participant or a Change in Control or other similar transaction or event.

     3.7 TERMS AND CONDITIONS OF PHANTOM STOCK. Each grant of Phantom Stock shall entitle the Participant to receive, at a specified future date, payment of an amount equal to all or a portion of the Fair Market Value of a specified number of shares of Stock at the end of a specified period in consideration of the performance of services.

         (a) PAYMENT. Payment in respect of Phantom Stock may be made by the Company in cash or shares of Stock (valued at Fair Market Value on the date of payment) or a combination thereof as provided in the Award Agreement or, in the absence of such provision, as the Committee may determine.

         (b) CONDITIONS TO PAYMENT. Phantom Stock granted under the Plan shall be payable at such time or times, or upon the occurrence of such event or events, and in such amounts, as the Committee shall specify in the award Agreement; provided, however, that subsequent to the grant of Phantom Stock, the Committee, at any time before expiration of the applicable period provided in the Award Agreement, may accelerate the time or times at which such Phantom Stock may be paid in whole or in part.

         (c) RESTRICTIONS ON TRANSFER. Prior to the expiration of the applicable period provided in the Award Agreement, the Participant shall not have any right to transfer any rights under the Award, shall not have any rights of ownership in the shares of Phantom Stock and shall not have any right to vote such shares.

     3.8 CERTAIN TERMINATIONS OF EMPLOYMENT, HARDSHIP AND APPROVED LEAVES OF ABSENCE. Notwithstanding any other provision of this Article to the contrary, in the event of Termination of Employment by reason of death, Disability, Retirement, early retirement or leave of absence approved by the Committee, or in the event of hardship or other special circumstances, of a Participant who holds an Option or a Stock Appreciation Right that is not immediately and fully exercisable, any Restricted Stock as to which the substantial risk of forfeiture or the prohibition or restriction on transfer has not lapsed, Deferred Stock as to which the Deferral Period is not complete, any Phantom Stock as to which the applicable period provided in the Award Agreement has not expired, any Performance Units that have not been fully earned, or any shares of Stock that are subject to any transfer restriction pursuant to Section 3.4(c), the Committee may in its sole discretion take any action that it deems to be equitable under the circumstances or in the best interests of the Company or a Subsidiary, including without limitation waiving or modifying any limitation or requirement with respect to any Award.

      3.9 FRACTIONAL SHARES. The Company shall not be required to issue any fractional shares of Stock pursuant to the Plan. The Committee may provide for the elimination of fractions or for the settlement thereof in cash.

      3.10 TERMS AND CONDITIONS OF DIVIDEND EQUIVALENT RIGHTS. A Dividend Equivalent Right shall entitle the Participant to receive payments from the Company in an amount determined by reference to any cash dividends paid on a specified number of shares of Stock to Company stockholders of record during the period such rights are effective. The Committee may impose such restrictions and conditions on any Dividend Equivalent Right as the Committee in its discretion shall determine, including the date any such right shall terminate and may reserve the right to terminate, amend or suspend any such right at any time.

         (a) PAYMENT. Payment in respect of a Dividend Equivalent Right may be made by the Company in cash or shares of Stock (valued at Fair Market Value on the date of payment) or any combination thereof as provided in the Award Agreement or, in the absence of such provision, as the Committee may determine.

         (b) CONDITIONS TO PAYMENT. Each Dividend Equivalent Right granted under the Plan shall be payable at such time or times, or upon the occurrence of such event or events, and in such amounts, as the Committee shall specify in the Dividend Equivalent Right; provided, however, that subsequent to the grant of a Dividend Equivalent Right, the Committee, at any time before complete termination of such Dividend Equivalent Right, may accelerate the time or times at which such Dividend Equivalent Right may be paid in whole or in part.

      3.11 PARTICIPATION BY EMPLOYEES OF A LESS-THAN-80% SUBSIDIARY. As a condition to the effectiveness of any grant to be made hereunder to a Participant who is an employee of a Less-Than-80% Subsidiary, regardless whether such Participant is also employed by the Company or another Subsidiary, the Committee may require the Less-Than-80% Subsidiary to agree to transfer to the Participant (as, if and when provided for under the Plan and any applicable agreement entered into between the Participant and the Less-Than-80% Subsidiary pursuant to the Plan) the shares of Stock that would otherwise be delivered by the Company upon receipt by the Less-Than-80% Subsidiary of any consideration then otherwise payable by the Participant to the Company. Any such grant may be evidenced by an agreement between the Participant and the Less-Than-80% Subsidiary, in lieu of the Company, on terms consistent with the Plan and approved by the Committee and the Less-Than-80% Subsidiary. All shares of Stock so delivered by or to a Less-Than-80% Subsidiary will be treated as if they had been delivered by or to the Company for purposes of Section 2.2 and all references to the Company in the Plan are deemed to refer to the Less-Than-80% Subsidiary except with respect to the definitions of the Board and the Committee and in other cases where the context otherwise requires.

                                   ARTICLE IV

                              RESTRICTIONS ON STOCK

      4.1 ESCROW OF SHARES. Any certificates representing the shares of Stock issued under the Plan shall be issued in the Participant's name, but, if the Award Agreement so provides, the shares of Stock shall be held by a custodian designated by the Committee (the "Custodian").

Each Award Agreement providing for transfer of shares of Stock to the Custodian shall appoint the Custodian as the attorney-in-fact for the Participant for the term specified in the Award Agreement, with full power and authority in the Participant's name, place and stead to transfer, assign and convey to the Company any shares of Stock held by the Custodian for such Participant, if the Participant forfeits the shares under the terms of the Award Agreement. During the period that the Custodian holds the shares subject to this Section, the Participant shall be entitled to all rights, except as provided in the Award Agreement, applicable to shares of Stock not so held. Any dividends declared on shares of Stock held by the Custodian shall, as the Committee may provide in the Award Agreement, be paid directly to the Participant or, in the alternative, be retained by the Custodian until the expiration of the term specified in the Award Agreement and shall then be delivered, together with any proceeds, with the shares of Stock to the Participant or the Company, as applicable.

     4.2 FORFEITURE OF SHARES. Notwithstanding any vesting schedule set forth in any Award Agreement, in the event that the Participant violates a non competition provision of the Award Agreement, all unexpired, unpaid forfeitable or deferred Awards made pursuant to the Plan shall be forfeited; provided, however, that the Company shall return to the Participant the lesser of any consideration paid by the Participant in exchange for Stock issued to the Participant pursuant to the Plan or the then Fair Market Value of the Stock forfeited hereunder.

                                   ARTICLE V

                               GENERAL PROVISIONS

     5.1 WITHHOLDING. The Company or a Subsidiary shall deduct from all cash payments made to a Participant or other person under the Plan any taxes required to be withheld by federal, state or local government. Whenever the Company proposes or is required to issue or transfer shares of Stock under the Plan or upon the vesting of any Award, the Company or a Subsidiary shall have the right to require the Participant or such other person to remit to the Company or such Subsidiary an amount sufficient to satisfy any federal, state and local withholding tax requirements prior to the delivery of any certificate or certificates for such shares or the vesting of such Award. The Participant or such other person may pay the withholding tax in cash, or, if the Award Agreement provides, the Participant or such other person may also elect to reduce the number of shares of Stock he is to receive by, or with respect to an Award, tender back to the Company, the smallest number of whole shares of Stock which, when multiplied by the Fair Market Value of the shares determined as of the Tax Date (defined below), is sufficient to satisfy federal, state and local, if any, withholding taxes arising from exercise or payment of an Award (a "Withholding Election"). The Participant or such other person may make a Withholding Election only if both of the following conditions are met:

         (a) The Withholding Election must be made on or prior to the date on which the amount of tax required to be withheld is determined (the "Tax Date") by executing and delivering to the Company a properly completed notice of Withholding Election as prescribed by the Committee; and

         (b) Any Withholding Election made will be irrevocable; provided, however, the Committee may in its sole discretion approve and give no effect to the Withholding Election.

     5.2 CHANGES IN CAPITALIZATION; MERGER; LIQUIDATION.

         (a) The number of shares of Stock reserved for the grant of Options, Dividend Equivalent Rights, Performance Units, Phantom Stock, Stock Appreciation Rights and Restricted Stock; the number of shares of Stock reserved for issuance upon the exercise or payment, as applicable, of outstanding Options, Dividend Equivalent Rights, Performance Units, Phantom Stock, Deferred Stock and Stock Appreciation Rights and upon vesting or grant, as applicable, of Restricted Stock Awards; the Exercise Price of each outstanding Option and the specified number of shares of Stock to which outstanding Dividend Equivalent Rights, Phantom Stock and Stock Appreciation Rights pertain may be proportionately adjusted as the Committee in its sole discretion may in good faith determine to be equitably required in order to prevent dilution or enlargement of the rights of Participants that would otherwise result from any increase or decrease in the number of issued shares of Stock resulting from a subdivision or combination of shares or the payment of a stock dividend in shares of Stock to holders of outstanding shares of Stock or any other increase or decrease in the number of shares of Stock outstanding effected without receipt of consideration by the Company.

         (b) In the event of a merger, consolidation or other reorganization of the Company or tender offer for shares of Stock, the Committee may make such adjustments with respect to Awards and take such other action as it deems necessary or appropriate to reflect or in anticipation of such merger, consolidation, reorganization or tender offer, including, without limitation, the kind of shares (including shares of another issuer) covered by an Award, the substitution of new Awards, the termination or adjustment of outstanding Awards, the acceleration of Awards or the removal of restrictions on outstanding Awards.

         (c) The existence of the Plan and the Awards granted pursuant to the Plan shall not affect in any way the right or power of the Company to make or authorize any adjustment, reclassification, reorganization or other change in its capital or business structure, any merger or consolidation of the Company, any issue of debt or equity securities having preferences or priorities as to the Stock or the rights thereof, the dissolution or liquidation of the Company, any sale or transfer of all or any part of its business or assets, or any other corporate act or proceeding.

         (d) The Committee may on or after the date of grant provide in the Award Agreement that the Participant may elect to receive an equivalent award in respect of securities of the surviving entity of any merger, consolidation or other transaction or event having a similar effect, or the Committee may provide that the Participant will automatically be entitled to receive such an equivalent award. In any case, such substitution of securities shall not require the consent of any person who is granted Awards pursuant to the Plan.

     5.3 FOREIGN EMPLOYEES. In order to facilitate the making of any grant or combination of grants under the Plan, the Board may provide for such special terms for awards to Participants who are foreign nationals or who are employed by the Company or any Subsidiary outside of the United States of America as the Board may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, the Board may approve such supplements to or amendments, restatements or alternative versions of the Plan as it may consider necessary or appropriate for such purposes, without thereby affecting the terms of the Plan as in effect for any other purpose, and the Secretary or other appropriate officer of the

Company may certify any such document as having been approved and adopted in the same manner as the Plan. No such special terms, supplements, amendments or restatements, however, shall include any provisions that are inconsistent with the terms of the Plan as then in effect unless the Plan could have been amended to eliminate such inconsistency without further approval by the shareholders of the Company.

     5.4 COMPLIANCE WITH CODE. All Incentive Stock Options to be granted hereunder are intended to comply with Code Section 422, and all provisions of the Plan and all Incentive Stock Options granted hereunder shall be construed in such manner as to effectuate that intent.

     5.5 RIGHT TO TERMINATE EMPLOYMENT. Nothing in the Plan or in any Award shall confer upon any Participant the right to continue as an employee or officer of the Company, any Subsidiary or any of their affiliates or affect the right of the Company, any Subsidiary or any of their affiliates to terminate the Participant's employment at any time.

     5.6 RESTRICTIONS ON DELIVERY AND SALE OF SHARES; LEGENDS. Each Award is subject to the condition that if at any time the Committee, in its discretion, shall determine that the listing, registration or qualification of the shares covered by such Award upon any securities exchange or under any state or federal law is necessary or desirable as a condition of or in connection with the granting of such Award or the purchase or delivery of shares thereunder, the delivery of any or all shares pursuant to such Award may be withheld unless and until such listing, registration or qualification shall have been effected. If a registration statement is not in effect under the Securities Act of 1933 or any applicable state securities laws with respect to the shares of Stock purchasable or otherwise deliverable under Awards then outstanding, the Committee may require, as a condition of exercise of any Option or as a condition to any other delivery of Stock pursuant to an Award, that the Participant or other recipient of an Award represent, in writing, that the shares received pursuant to the Award are being acquired for investment and not with a view to distribution and agree that shares will not be disposed of except pursuant to an effective registration statement, unless the Company shall have received an opinion of counsel that such disposition is exempt from such requirement under the Securities Act of 1933 and any applicable state securities laws. The Company may include on certificates representing shares delivered pursuant to an Award such legends referring to the foregoing representations or restrictions or any other applicable restrictions on resale as the Company, in its discretion, shall deem appropriate.

     5.7 RIGHT OF FIRST REFUSAL. At the time of grant, the Committee may provide in connection with any grant made under the Plan that the shares of Stock received as a result of such grant shall be subject to a right of first refusal, pursuant to which the Participant shall be required to offer to the Company any shares of Stock that the Participant wishes to sell, with the price being the then Fair Market Value of the shares of Stock, subject to such other terms and conditions as the Committee shall specify at the time of grant.

     5.8 REINVESTMENT OF DIVIDENDS. The reinvestment of dividends in additional Restricted Stock (or in other types of Awards) at the time of any dividend payment shall only be permissible if sufficient shares of Stock are available under Section 2.2 for such reinvestment (taking into account then outstanding Option Awards and other Awards granted under the Plan).

     5.9 BENEFICIARY DESIGNATION. The Committee shall establish such procedures as it deems appropriate for a Participant to designate a beneficiary to whom any amounts payable in the event of the Participant's death are to be paid.

     5.10 PROCEEDS AND EXPENSES. The proceeds received by the Company from the sale of shares of Stock pursuant to the exercise of Stock Options shall be used for general corporate purposes. The Company shall bear any expenses associated with the administration of the Plan.

     5.11 SEVERABILITY. If any provision of the Plan shall be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining provisions of the Plan, but the Plan shall be construed and enforced as if such illegal or invalid provision had never been included herein.

     5.12 EXCLUSION FROM CERTAIN RESTRICTIONS. Notwithstanding anything in the Plan to the contrary, not more than 10% of the Maximum Plan Shares, adjusted in accordance with the proviso in the second sentence of Section 2.2(a), may be subject to awards pursuant to Article III:

          (a) in the case of grants of Restricted Stock, which do not meet the requirements of the last sentence of Section 3.4(b);

          (b) in the case of grants of Restricted Stock, as to which the Committee may accelerate or waive any restrictions imposed under Section 3.4(c);

          (c) in the case of grants of Deferred Stock, which do not meet the requirements of the last sentence of Section 3.5(c); or

          (d) in the case of grants of Performance Units, which do not meet the requirements of Section 3.6.

     5.13 NON-ALIENATION OF BENEFITS. Other than as specifically provided in
Section 3.1(e), no benefit under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge; and any attempt to do so shall be void. No such benefit shall, prior to receipt by the Participant, be in any manner liable for or subject to the debts, contracts, liabilities, engagements or torts of the Participant.

     5.14 Amendments and Other Matters.

          (a) The Board may at any time and from time to time amend the Plan in whole or in part; provided, however, that any amendment which must be approved by the shareholders of the Company in order to comply with applicable law or the rules of any national securities exchange or national quotation system upon which the Stock is traded or quoted will not be effective unless and until such approval has been obtained. Presentation of the Plan or any amendment thereof for shareholder approval may not be construed to limit the Company's authority to offer similar or dissimilar benefits under other plans without shareholder approval.

          (b) The Committee shall not, without the further approval of stockholders of the Company, authorize the amendment of any outstanding Option to reduce the Exercise Price.

Furthermore, no Option shall be canceled and replaced with grants having a lower Exercise Price without the further approval of stockholders of the Company.

          5.15 STOCKHOLDER APPROVAL. The Plan was submitted to the stockholders of Roadway Express, Inc. for their approval within 12 months before or after the adoption of the Plan by the Board of Roadway Express, Inc.

          5.16 CHOICE OF LAW. The laws of the State of Delaware shall govern the Plan, to the extent not preempted by federal law.

          5.17 EFFECTIVE DATE OF PLAN. The Plan became effective upon the date the Plan was approved by the stockholders of Roadway Express, Inc. The effective date of this amendment and restatement of the Plan is May 30, 2001.

                  The undersigned does hereby execute the Roadway Corporation Equity Ownership Plan.

                                     ROADWAY CORPORATION

                                     By: /s/ Michael W. Wickham
                                         --------------------------------------

                                     Title: Chief Executive Officer
                                            -----------------------------------

Attest:


/s/ John J. Gasparovic
--------------------------------
Secretary

         [CORPORATE SEAL]